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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Sinclair Option Agreements by and between Caribiner International, Inc. (the "Company") and Christopher A. Sinclair and to the incorporation by reference therein of our report dated December 18, 1998 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


New York, New York
November 11, 1999